Exhibit (l)

October 19, 2012

Main Street Capital Corporation
1300 Post Oak Boulevard, Suite 800
Houston, TX 77056

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Main Street Capital Corporation, a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a registration statement on Form N-2 on August 24, 2012 (File No. 333-183555) (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $800,000,000 in aggregate of the following securities:

(i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

(ii) shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock” and, together with the Common Stock, the “Shares”);

(iii) debt securities (“Debt Securities”);

(iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”);

(v) subscription rights to purchase Common Stock (“Rights”); and

(vi) units comprised of a combination of any of the foregoing securities (the “Units,” and together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, and the Rights, the “Securities”)

The Registration Statement provides that the Securities may be issued from time to time in amounts, at prices, and on terms to be set forth in one or more supplements to the final prospectus included in the Registration Statement at the time it becomes effective.

The Debt Securities are to be issued under an indenture (the “Indenture”) to be entered into by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Warrants will be issued under warrant agreements to be entered into by and between the Company and the purchasers thereof or a warrant agent to be identified in the applicable agreement (the “Warrant Agreements”). The Rights are to be issued under rights agreements to be entered into by and between the Company and the purchasers thereof or a rights agent to be identified in the applicable agreement (the “Rights Agreements”). The Units are to be issued under unit agreements to be entered into by and between the Company and the purchasers thereof or a unit agent to be identified in the applicable agreement (the “Unit Agreements”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i)	The Articles of Amendment and Restatement of the Company, as amended, certified as of the date hereof by an officer of the Company (the “Charter”);

(ii)	The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

(ii)	The form of Indenture filed as an exhibit to the Registration Statement;

(iii)	A certificate of the State Department of Assessments and Taxation of Maryland (the “SDAT”) as to the

good standing of the Company, as of a recent date (the “Maryland Certificate”); and

(iv)

The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, (b) the authorization of the issuance, offer and sale of the Securities pursuant to the Registration Statement and (c) the authorization, execution and delivery of the Indenture, the Warrant Agreements, the Rights Agreements and the Unit Agreements, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

With respect to such examination and our opinions expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed (i) without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company, (ii) that the Warrant Agreements, the Rights Agreements and the Unit Agreements will be governed by the laws of the State of New York and (iii) that the Indenture, the Warrant Agreements, the Rights Agreements and the Unit Agreements will be valid and legally binding obligations of the parties thereto (other than the Company).

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

This opinion letter is limited to the effect of the Maryland General Corporation Law (the “MGCL”) and as to the Debt Securities, the Warrants, the Rights and the Units constituting valid and legally binding obligations of the Company, the laws of the State of New York, in each case, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of the State of Maryland or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

The opinions expressed in paragraphs 2, 3, 4 and 5 below are subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors generally, (ii) general principles of equity (including, without limitation, the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity and (iii) federal and state securities laws or public policy which may limit rights to indemnification and contribution.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, we are of the opinion that:

1.

Assuming that (i) the issuance, offer and sale of the Shares from time to time and the final terms and conditions of such issuance, offer and sale, including those relating to the price and amount of the Shares to be issued, offered and sold, have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the MGCL, the Charter, the Bylaws and the Resolutions, (ii) the Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (iii) upon issuance of the Shares, the total number of shares of Common Stock, in the case that the Shares so issued are Common Stock, or Preferred Stock, in the case that the Shares so issued are Preferred Stock, issued and outstanding does not exceed the total number of shares of Common Stock, in the case that the Shares so issued are Common Stock, or Preferred Stock, in the case that the Shares so issued are Preferred Stock, that the Company is then authorized to issue under the Charter, (iv) the Certificate of Good Standing remains accurate, (v) in the case of shares of Common Stock or Preferred

Stock issuable upon the exercise of the Warrants, shares of Common Stock issuable upon the exercise of the Rights or shares of Common Stock or Preferred Stock issuable in connection with the Units, the assumptions stated in paragraphs numbered (3), (4) and (5) below are true and correct and (vi) prior to the issuance of a series of Preferred Stock, an appropriate articles supplementary relating to such series of Preferred Stock will have been duly authorized by the Company and filed with and accepted for record by the SDAT of the State of Maryland, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

2.

Assuming that (i) the Indenture relating to the Debt Securities has been duly authorized, executed and delivered by each of the Company and the Trustee in accordance with the terms of the Indenture, (ii) the issuance, offer and sale of the Debt Securities from time to time and the final terms and conditions of the Debt Securities to be so issued, offered and sold, including those relating to price and amount of Debt Securities to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Charter and Bylaws, (b) are consistent with the terms thereof in the Indenture, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iii) the Debt Securities have been (a) duly executed and delivered by the Company and duly authenticated by the Trustee in accordance with the Indenture and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof, the Debt Securities will constitute valid and legally binding obligations of the Company.

3.

Assuming that (i) the Warrant Agreements relating to the Warrants are governed by the laws of the State of New York and have been duly authorized, executed and delivered by the parties thereto, and that no terms included therein would affect the validity of the opinion expressed in this paragraph numbered (3), (ii) the issuance, offer and sale of Warrants from time to time and the final terms and conditions of the Warrants to be so issued, offered and sold, including those relating to price and amount of Warrants to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Charter and Bylaws, (b) are consistent with the terms thereof in the applicable Warrant Agreement, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iii) the Warrants have been (a) duly executed and delivered by the Company and duly countersigned in accordance with the applicable Warrant Agreement, and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof as contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company.

4.

Assuming that (i) the Rights Agreements relating to the Rights are governed by the laws of the State of New York and have been duly authorized, executed and delivered by the parties thereto, and that no terms included therein would affect the validity of the opinion expressed in this paragraph numbered (4), (ii) the issuance, offer and sale of Rights from time to time and the final terms and conditions of the Rights to be so issued, offered and sold, including those relating to price and amount of Rights to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Charter and Bylaws, (b) are consistent with the terms thereof in the applicable Rights Agreement, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iii) the Rights have been (a) duly executed and delivered by the Company and duly countersigned in accordance with the applicable Rights Agreement, and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof as contemplated by the Registration Statement, the Rights will constitute valid and legally binding obligations of the Company.

5.	Assuming that (i) the Unit Agreements relating to the Units are governed by the laws of the State of New

York and have been duly authorized, executed and delivered by the parties thereto, and that no terms included therein would affect the validity of the opinion expressed in this paragraph numbered (5), (ii) the issuance, offer and sale of Units from time to time and the final terms and conditions of the Units to be so issued, offered and sold, including those relating to price and amount of Units to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Charter and Bylaws, (b) are consistent with the terms thereof in the applicable Unit Agreement, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iii) the Units have been (a) duly executed and delivered by the Company and duly countersigned in accordance with the applicable Unit Agreement, and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof as contemplated by the Registration Statement, the Units will constitute valid and legally binding obligations of the Company.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ SUTHERLAND ASBILL & BRENNAN LLP